Exhibit 15.1

Consent of independent Registered Public Accounting Firm

The Board of Directors,

We consent to the incorporation by reference in the registration statements nos. 333-239429, 333-232670 and 333-222673 on Form S-8 and no. 333-248953 on Form F-3 of Erytech Pharma S.A. of our report dated March 8, 2021, with respect to the consolidated statements of financial position of Erytech Pharma S.A. and its subsidiary as of December 31, 2020, 2019 and 2018, and the related consolidated statements of income (loss), comprehensive income (loss), changes in shareholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2020, and the related notes (collectively, the “consolidated financial statements”), which report appears in the Annual Report on Form 20-F of Erytech Pharma S.A. for the year ended December 31, 2020.

Our report dated March 8, 2021, refers to the change in Erytech Pharma S.A.’s method of accounting for leases on January 1, 2019, due to the adoption of IFRS 16 "Leases".

Lyon, March 8, 2021
KPMG Audit
A division of KPMG S.A.
Stéphane Devin
Partner

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